Exhibit 99.1

Unifi Announces Fourth Quarter and Fiscal 2017 Results

Increased sales of premium value-added products across the globe, including REPREVE®, with fourth quarter revenue increase and quarterly earnings of $0.53 per share

GREENSBORO, N.C., July 26, 2017 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in synthetic and recycled yarns, today released operating results for the fourth quarter and fiscal year ended June 25, 2017.

Financial Highlights

•	Net sales increased to $171.3 million for the fourth quarter of fiscal 2017, compared to $163.9 million for the fourth quarter of fiscal 2016
•	Basic EPS of $0.53 for the fourth quarter of fiscal 2017, compared to $0.57 for the fourth quarter of fiscal 2016
•	Operating income of $13.0 million for the fourth quarter of fiscal 2017, compared to $13.9 million for the fourth quarter of fiscal 2016
•	Net sales increased to $647.3 million for fiscal 2017, compared to $643.6 million for fiscal 2016
•	Basic EPS of $1.81 and Adjusted EPS of $1.90 for fiscal 2017, compared to $1.93 and $2.01, respectively, for fiscal 2016
•	Fiscal 2018 outlook of low-single digit revenue growth and mid-single digit earnings growth (exclusive of Parkdale America, LLC)

Other Highlights

•	Kevin Hall named as CEO and elected as a member of the Board of Directors, effective May 19, 2017
•	Cash position increased to $35.4 million, while net debt decreased to $94.0 million
•	Premium value-added (“PVA”) product sales reached 40% of the consolidated portfolio for fiscal 2017
•	Recycling operations contribute to portfolio growth and diversification

“The fourth quarter of fiscal 2017 continued to demonstrate the global opportunity of our growing portfolio of PVA products. We are pleased that the strength of our international operations allowed us to overcome ongoing headwinds in the domestic retail and apparel markets,” said Kevin Hall, CEO of Unifi.  “In my first two months at Unifi, I’ve had the opportunity to better understand the breadth and talent of our organization.  As a result, I’ve grown even more confident in Unifi’s long-term potential and the growth opportunities for REPREVE® and our other PVA products, which will be driven by our strong technological and operational expertise, as well as by our exciting partnerships with many of the world's leading brands and retailers.”

Mr. Hall continued, “As we look to the future, I believe that we will become an even stronger partner for our customers and that we will build new and more expansive relationships with like-minded global brands.  In doing so, we will remain committed to innovation by building around our recent successes in the use of earth-friendly materials in combination with the technologies that improve the performance and aesthetic characteristics of high-demand products.  We must also remain disciplined, leveraging our premier supply chain capabilities with our state-of-the-art recycling equipment and vast network of textile assets to remain a leading solutions provider.  As our core competencies continue to provide the platform necessary for future growth, we expect to invest for growth in PVA revenue and earnings for fiscal 2018.”

(dollars in millions, except per share amounts)
	Fourth Quarter		Fiscal Year
	2017	2016	2017	2016
Net Sales	$171.3	$163.9	$647.3	$643.6
Gross Margin	16.0%	16.8%	14.5%	14.5%
Net Income	$9.7	$10.2	$32.9	$34.4
Basic EPS	$0.53	$0.57	$1.81	$1.93
Adjusted EBITDA	$18.8	$20.6	$65.6	$65.4

Fourth Quarter Fiscal 2017 Operational Review

Net sales were $171.3 million for the fourth quarter of fiscal 2017, compared to net sales of $163.9 million for the fourth quarter of fiscal 2016.  Sales growth was led by operations in Asia and Brazil, partially offset by challenging domestic market conditions. Operating income was $13.0 million in the fourth quarter of fiscal 2017, compared to $13.9 million in the fourth quarter of fiscal 2016.

Net income was $9.7 million for the fourth quarter of fiscal 2017, compared to net income of $10.2 million for the fourth quarter of fiscal 2016.  Net income for the fiscal 2017 quarter benefitted from a lower effective tax rate, but was unfavorably impacted by higher administrative expenses. Basic EPS was $0.53 for the fourth quarter of fiscal 2017, compared to $0.57 for the fourth quarter of fiscal 2016, while Adjusted EPS was $0.53 for the fourth quarter of fiscal 2017, compared to $0.62 for the fourth quarter of fiscal 2016.

Adjusted EBITDA was $18.8 million for the fourth quarter of fiscal 2017, compared to $20.6 million for the fourth quarter of fiscal 2016.  Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-GAAP financial

Unifi Announces Fourth Quarter and Fiscal 2017 Results	2

measures. The schedules included in this press release calculate Adjusted EPS and reconcile Adjusted EBITDA and Adjusted Net Income to Net income attributable to Unifi, Inc.

Foreign currency translation in the fourth quarter of fiscal 2017 resulted in an increase to net sales of $1.9 million and gross profit of $0.5 million compared to the prior fiscal year fourth quarter.

Net debt (debt principal less cash and cash equivalents) was $94.0 million at June 25, 2017, compared to $106.4 million at June 26, 2016.

Fiscal 2017 Operational Review

Net sales were $647.3 million for the fiscal year ended June 25, 2017, compared to net sales of $643.6 million for the fiscal year ended June 26, 2016.  PVA portfolio performance in Asia and Brazil provided growth against difficult domestic market conditions.  Operating income increased to $43.8 million in fiscal 2017 compared to $42.2 million in fiscal 2016. Lower bad debt and other operating expenses were partially offset by higher administrative expenses, which reflect investments aimed at increasing top-line growth, specifically through strategic planning, talent acquisition and commercial expansion.

Net income was $32.9 million for fiscal 2017, compared to $34.4 million for fiscal 2016.  Net income for fiscal 2017 was favorably impacted by a lower effective tax rate, but adversely impacted by a loss of approximately $1.7 million associated with a non-core divestiture and an approximately $2.2 million* decline in earnings from Parkdale America, LLC (“PAL”).  After-tax earnings from PAL declined from approximately $4.0 million* in fiscal 2016 to approximately $1.8 million* in fiscal 2017. Basic EPS was $1.81 for fiscal 2017, compared to $1.93 for fiscal 2016.

Adjusted Net Income and Adjusted EPS, both excluding the loss from a non-core divestiture, were $34.5 million and $1.90, respectively, for fiscal 2017, compared to $35.9 million and $2.01, respectively, for fiscal 2016.  Adjusted Net Income and Adjusted EPS in fiscal 2017 and fiscal 2016 were impacted by weaker results from PAL.  Adjusted EBITDA, which excludes changes in earnings from PAL, was $65.6 million for fiscal 2017, compared to $65.4 million for fiscal 2016.

Foreign currency translation in fiscal 2017 resulted in an increase to net sales of $9.8 million and gross profit of $1.8 million compared to the prior fiscal year.

* The estimate of after-tax earnings for PAL utilizes the 35% U.S. federal tax rate.

Unifi Announces Fourth Quarter and Fiscal 2017 Results	3

Fiscal 2018 Outlook

For fiscal 2018, the Company anticipates:

•	Volume growth, assuming a stable raw material pricing environment
•	Revenue growth in the low-single digit percentage range
•	Operating income and earnings growth in the mid-single digit percentage range, excluding PAL
•	Capital expenditures of approximately $35 million
•	Effective tax rate in the mid 20% range

At the start of fiscal 2018, the Company received a $6.8 million distribution from PAL.

Mr. Hall concluded, “While we enter fiscal 2018 with a somewhat soft domestic environment in the retail and apparel markets, our global performance remains quite strong.  Further, we expect PVA sales to exceed 40% of our consolidated portfolio in fiscal 2018 as REPREVE® and our branded products continue to gain acceptance and broader awareness.  As a result, we believe we will see improved contributions from our strategic investments, such as our REPREVE® Bottle Processing Center and the REPREVE® Recycling Center.  Therefore, we expect to see growth in both revenue and earnings during fiscal 2018.”

Fourth Quarter Fiscal 2017 Earnings Conference Call

The Company will provide additional commentary regarding its fourth quarter and fiscal 2017 results and other developments during its earnings conference call on July 26, 2017, at 8:30 a.m. Eastern Time.  The call can be accessed via a live audio webcast on the Company's website at http://investor.unifi.com.  For those investors that cannot access the webcast, conference call lines will be available by dialing (877) 359-9508 (Domestic) or (224) 357-2393 (International) and, when prompted, providing conference ID number 53176597. Additional supporting materials and information related to the call will also be available on the Company’s website.

###

Unifi Announces Fourth Quarter and Fiscal 2017 Results	4

About Unifi

Unifi, Inc. (NYSE: UFI) is a multi-national manufacturing company that produces and sells recycled and other processed yarns designed to meet customer specifications, and premium value-added (“PVA”) yarns with enhanced performance characteristics.  Unifi maintains one of the textile industry’s most comprehensive polyester and nylon product offerings.  Unifi enhances demand for its products, and helps others in creating a more effective textile industry supply chain, through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  In addition to its flagship REPREVE® products – a family of eco-friendly yarns made from recycled materials – key Unifi brands include: SORBTEK®, REFLEXX®, aio® - all-in-one performance yarns, SATURA®, AUGUSTA® A.M.Y.®, MYNX® UV, and MICROVISTA®.  Unifi's yarns are readily found in the products of major brands in the apparel, hosiery, automotive, home furnishings, industrial and other end-use markets.  For more information about Unifi, visit www.unifi.com; to learn more about REPREVE®, visit www.repreve.com.

For more information, contact:

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements and Reconciliations to Adjusted Results to Follow

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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 25, 2017	June 26, 2016
ASSETS
Cash and cash equivalents	$35,425	$16,646
Receivables, net	81,121	83,422
Inventories	111,405	103,532
Other current assets	15,686	8,292
Total current assets	243,637	211,892

Property, plant and equipment, net	203,388	185,101
Investments in unconsolidated affiliates	119,513	117,412
Other non-current assets	4,965	11,037
Total assets	$571,503	$525,442

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other current liabilities	$58,994	$61,522
Current portion of long-term debt	17,060	13,786
Total current liabilities	76,054	75,308
Long-term debt	111,382	107,805
Other long-term liabilities	23,261	15,384
Total liabilities	210,697	198,497

Total Unifi, Inc. shareholders’ equity	360,806	325,031
Non-controlling interest	—	1,914
Total shareholders’ equity	360,806	326,945
Total liabilities and shareholders’ equity	$571,503	$525,442

Unifi Announces Fourth Quarter and Fiscal 2017 Results	6

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Fiscal Year Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Net sales	$171,250	$163,858	$647,270	$643,637
Cost of sales	143,893	136,387	553,106	550,005
Gross profit	27,357	27,471	94,164	93,632
Selling, general and administrative expenses	13,551	12,111	50,829	47,502
Provision (benefit) for bad debts	431	101	(123)	1,684
Other operating expense (income), net	326	1,369	(310)	2,248
Operating income	13,049	13,890	43,768	42,198
Interest income	(62)	(91)	(517)	(610)
Interest expense	1,147	820	3,578	3,528
Loss on sale of business	—	—	1,662	—
Equity in earnings of unconsolidated affiliates	(2,157)	(1,633)	(4,230)	(8,963)
Income before income taxes	14,121	14,794	43,275	48,243
Provision for income taxes	4,417	4,879	10,898	15,073
Net income including non-controlling interest	9,704	9,915	32,377	33,170
Less: net loss attributable to non-controlling interest	—	(322)	(498)	(1,245)
Net income attributable to Unifi, Inc.	$9,704	$10,237	$32,875	$34,415

Net income attributable to Unifi, Inc. per common share:
Basic	$0.53	$0.57	$1.81	$1.93
Diluted	$0.52	$0.56	$1.78	$1.87

Weighted average common shares outstanding:
Basic	18,224	17,844	18,136	17,857
Diluted	18,503	18,329	18,443	18,415

Unifi Announces Fourth Quarter and Fiscal 2017 Results	7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Fiscal Year Ended
	June 25, 2017	June 26, 2016
Cash and cash equivalents at beginning of year	$16,646	$10,013
Operating activities:
Net income including non-controlling interest	32,377	33,170
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(4,230)	(8,963)
Distributions received from unconsolidated affiliates	2,322	4,732
Depreciation and amortization expense	20,368	17,528
Loss on sale of business	1,662	—
Non-cash compensation expense	2,983	2,501
Deferred income taxes	6,886	5,983
Other, net	(2,172)	(422)
Changes in assets and liabilities	(14,134)	1,446
Net cash provided by operating activities	46,062	55,975

Investing activities:
Capital expenditures	(33,190)	(52,337)
Proceeds from sale of assets	61	2,099
Other, net	(253)	(2,654)
Net cash used in investing activities	(33,382)	(52,892)

Financing activities:
Proceeds from long-term debt	136,300	175,365
Payments on long-term debt	(133,150)	(166,590)
Common stock repurchased and retired under publicly announced programs	—	(6,211)
Contributions from non-controlling interest	—	1,560
Other, net	3,354	(482)
Net cash provided by financing activities	6,504	3,642

Effect of exchange rate changes on cash and cash equivalents	(405)	(92)
Net increase in cash and cash equivalents	18,779	6,633
Cash and cash equivalents at end of year	$35,425	$16,646

Unifi Announces Fourth Quarter and Fiscal 2017 Results	8

RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income attributable to Unifi, Inc. to EBITDA and Adjusted EBITDA are as follows:

	For the Three Months Ended		For the Fiscal Year Ended
	June 25, 2017	June 26, 2016	June 25, 2017	June 26, 2016
Net income attributable to Unifi, Inc.	$9,704	$10,237	$32,875	$34,415
Interest expense, net	1,085	713	3,030	2,884
Provision for income taxes	4,417	4,879	10,898	15,073
Depreciation and amortization expense	5,388	4,309	19,851	16,893
EBITDA	20,594	20,138	66,654	69,265

Equity in earnings of PAL	(1,809)	(860)	(2,723)	(6,074)
EBITDA excluding PAL	18,785	19,278	63,931	63,191

Loss on sale of business	—	—	1,662	—
Key employee transition costs	—	1,293	—	2,166
Adjusted EBITDA	$18,785	$20,571	$65,593	$65,357

Note: Amounts presented in the reconciliations above may not be consistent with amounts included in the Company’s condensed consolidated financial statements due to the impact of the non-controlling interest in Repreve Renewables, LLC (“Renewables”). Any such inconsistencies are insignificant and are integral to the reconciliations.

Unifi Announces Fourth Quarter and Fiscal 2017 Results	9

Adjusted Net Income and Adjusted EPS

The tables below set forth reconciliations of (i) Income before income taxes (“Pre-tax Income”), Provision for income taxes (“Tax Impact”) and Net income attributable to Unifi, Inc. (“Net Income”) to Adjusted Net Income and (ii) Basic Earnings Per Share (“Basic EPS”) to Adjusted EPS.

	For the Three Months Ended June 25, 2017				For the Three Months Ended June 26, 2016
	Pre-tax income	Tax Impact	Net Income	Basic EPS	Pre-tax income	Tax Impact	Net Income	Basic EPS
GAAP results	$14,121	$(4,417)	$9,704	$0.53	$14,794	$(4,879)	$10,237	$0.57
Key employee transition costs (1)	—	—	—	—	1,293	(453)	840	0.05
Adjusted results	$14,121	$(4,417)	$9,704	$0.53	$16,087	$(5,332)	$11,077	$0.62

Weighted average common shares				18,224				17,844

	For the Fiscal Year Ended June 25, 2017				For the Fiscal Year Ended June 26, 2016
	Pre-tax income	Tax Impact	Net Income	Basic EPS	Pre-tax income	Tax Impact	Net Income	Basic EPS
GAAP results	$43,275	$(10,898)	$32,875	$1.81	$48,243	$(15,073)	$34,415	$1.93
Loss on sale of business (2)	1,662	—	1,662	0.09	—	—	—	—
Key employee transition costs (1)	—	—	—	—	2,330	(673)	1,493	0.08
Adjusted results	$44,937	$(10,898)	$34,537	$1.90	$50,573	$(15,746)	$35,908	$2.01

Weighted average common shares				18,136				17,857

(1)

For the three months and fiscal year ended June 26, 2016, the Company incurred key employee transition costs of $1,293 and $2,330, respectively, before tax, for transactions in the United States.  The Company estimates the tax benefit of these costs was $453 and $673, respectively, using a 35% tax rate, with no significant deferred tax components. Including transactions for Renewables, the amounts reflected here consider impacts to the valuation allowance and non-controlling interest.

(2)	For the fiscal year ended June 25, 2017, the Company incurred a loss on the sale of its investment in Renewables of $1,662. There is no tax impact for this transaction as the loss is non-deductible.

Unifi Announces Fourth Quarter and Fiscal 2017 Results	10

Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Adjusted Working Capital (collectively, the “non-GAAP financial measures”).

•	EBITDA represents Net income attributable to Unifi, Inc. before net interest expense, income tax expense, and depreciation and amortization expense.
•

Adjusted EBITDA represents EBITDA adjusted to exclude equity in earnings of Parkdale America, LLC, key employee transition costs, loss on sale of business and certain other adjustments necessary to understand and compare the underlying results of the Company.

•

Adjusted Net Income represents Net income attributable to Unifi, Inc. calculated under GAAP, adjusted to exclude the approximate after-tax impact of certain income or expense items (as well as specific impacts to the provision for income taxes) necessary to understand and compare the underlying results of the Company. Adjusted Net Income excludes certain amounts which management believes do not reflect the ongoing operations and performance of the Company, such as key employee transition costs and loss on sale of business.

•	Adjusted EPS represents Adjusted Net Income divided by the Company’s basic weighted average common shares outstanding.
•

Adjusted Working Capital represents receivables plus inventory, less accounts payable and accrued expenses, which is an indicator of the Company’s production efficiency and ability to manage its inventory and receivables.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. The Company may, from time to time, modify the amounts used to determine its non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect the Company’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense, because tax expense decreases as deductible interest expense increases; and depreciation and amortization are non-cash charges. Equity in earnings of Parkdale America, LLC is excluded from Adjusted EBITDA because such earnings do not reflect our operating performance.

Management uses Adjusted Net Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Historically, EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS aimed to exclude the impact of the non-controlling interest in Renewables, while the consolidated amounts for Renewables were required to be included in the Company’s financial amounts reported under GAAP.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of the Company that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-

Unifi Announces Fourth Quarter and Fiscal 2017 Results	11

looking statements.  These statements are not statements of historical fact; they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to:  the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where the Company competes, including economic and political factors over which the Company has no control; changes in consumer spending, customer preferences, fashion trends and end-uses for products; the financial condition of the Company’s customers; the loss of a significant customer; the success of the Company’s strategic business initiatives; volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic initiatives; availability of and access to credit on reasonable terms; changes in currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; employee relations; the impact of environmental, health and safety regulations; the operating performance of joint ventures and other equity investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in the Company’s most recent annual report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

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